As filed with the Securities and Exchange Commission on May 18, 2026

Registration No. 333-200175

Registration No. 333-210563

Registration No. 333-220056

Registration No. 333-224070

Registration No. 333-230402

Registration No. 333-235999

Registration No. 333-239496

Registration No. 333-252014

Registration No. 333-264035

Registration No. 333-270785

Registration No. 333-273816

Registration No. 333-276548

Registration No. 333-276785

Registration No. 333-281339

Registration No. 333-285435

Registration No. 333-293756

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-200175

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-210563

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-220056

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-224070

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-230402

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-235999

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-239496

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-252014

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-264035

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-270785

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-273816

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-276548

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-276785

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-281339

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-285435

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-293756

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Soleno Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0523891
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

100 Marine Parkway, Suite 400

Redwood City, CA 94065

(Address of Principal Executive Offices)

2014 Equity Incentive Plan, as amended and restated

2014 Employee Stock Purchase Plan

2020 Inducement Equity Incentive Plan, as amended

(Full title of the Plans)

Darin M. Lippoldt

President and Secretary

Soleno Therapeutics, Inc.

6027 Edgewood Bend Court

San Diego, California 92130

(Name and address of agent for service)

(858) 617-7600

(Telephone number, including area code, of agent for service)

With a copy to:

Jamie Leigh

Kevin Cooper

Carlos Ramirez

Cooley LLP

3 Embarcadero Center, 20th Floor

San Francisco, California 94111

(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) are being filed by Soleno Therapeutics, Inc. (the “Registrant”) to deregister all shares of the Registrant’s common stock, par value $0.001 per share (“Shares”), that remain unissued under the following Registration Statements on Form S-8 (each, a “Registration Statement”, and collectively, the “Registration Statements”) previously filed by the Registrant with the U.S. Securities and Exchange Commission (the “SEC”):

•

Registration Statement No.  333-200175 pertaining to the registration of (i) 334,750 Shares (as adjusted to reflect the one-for-five (1-for-5) reverse stock split that became effective on October 6, 2017 (the “Reverse Stock Split”)) issuable under the Registrant’s 2014 Equity Incentive Plan (the “2014 Plan”), and (ii) 27,967 Shares (as adjusted to reflect the Reverse Stock Split) issuable under the Registrant’s 2014 Employee Stock Purchase Plan (the “2014 ESPP”), which was filed with the SEC on November 13, 2014.

•

Registration Statement No. 333-210563 pertaining to the registration of (i) 166,296 Shares (as adjusted to reflect the Reverse Stock Split) issuable under the 2014 Plan and (ii) 41,574 Shares (as adjusted to reflect the Reverse Stock Split) issuable under the 2014 ESPP, which was filed with the SEC on April 1, 2016.

•

Registration Statement No. 333-220056 pertaining to the registration of 1,920,133 Shares (as adjusted to reflect the Reverse Stock Split) issuable under the 2014 Plan, which was filed with the SEC on August 18, 2017

•	Registration Statement No. 333-224070 pertaining to the registration of 223,742 Shares issuable under the 2014 Plan, which was filed with the SEC on April 2, 2018.

•	Registration Statement No. 333-230402 pertaining to the registration of 223,742 Shares issuable under the 2014 Plan, which was filed with the SEC on March 20, 2019.

•	Registration Statement No. 333-235999 pertaining to the registration of 223,742 Shares issuable under the 2014 Plan, which was filed with the SEC on January 21, 2020.

•

Registration Statement No.  333-239496 pertaining to the registration of 2,000,000 Shares issuable under the Registrant’s Amended and Restated 2014 Equity Incentive Plan (“A&R 2014 Plan”), which was filed with the SEC on June 26, 2020.

•

Registration Statement No.  333-252014 pertaining to the registration of (i) 3,184,627 Shares issuable under the Registrant’s A&R 2014 Plan and (ii) 1,500,000 Shares issuable under the Registrant’s 2020 Inducement Equity Incentive Plan (“2020 Inducement Plan”), which was filed with the SEC on January 11, 2021.

•	Registration Statement No. 333-264035 pertaining to the registration of 3,194,572 Shares issuable under the Registrant’s A&R 2014 Plan, which was filed with the SEC on March 31, 2022.

•

Registration Statement No.  333-270785 pertaining to the registration of (i) 238,329 Shares issuable under the Registrant’s A&R 2014 Plan and (ii) 500,000 Shares issuable under the Registrant’s 2020 Inducement Plan, which was filed with the SEC on March 23, 2023.

•	Registration Statement No. 333-273816 pertaining to the registration of 1,800,000 Shares issuable under the Registrant’s A&R 2014 Plan, which was filed with the SEC on April 8, 2023.

•	Registration Statement No. 333-276548 pertaining to the registration of 1,000,000 Shares issuable under the Registrant’s A&R 2014 Plan, which was filed with the SEC on January 17, 2024.

•

Registration Statement No.  333-276785 pertaining to the registration of 500,000 Shares issuable under the Registrant’s 2020 Inducement Plan, as amended, which was filed with the SEC on January 31, 2024.

•	Registration Statement No. 333-281339 pertaining to the registration of 2,000,000 Shares issuable under the Registrant’s A&R 2014 Plan, which was filed with the SEC on August 7, 2024.

•	Registration Statement No. 333-285435 pertaining to the registration of 1,828,152 Shares issuable under the Registrant’s A&R 2014 Plan, which was filed with the SEC on January 28, 2025.

•	Registration Statement No. 333-293756 pertaining to the registration of 2,091,475 Shares issuable under the Registrant’s A&R 2014 Plan, which was filed with the SEC on February 25, 2026.

On May 18, 2026, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 5, 2026, by and among the Registrant, Neurocrine Biosciences, Inc. (“Parent”) and Sigma Merger Sub, Inc. (“Merger Sub”), Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation and becoming a wholly owned subsidiary of Parent. As a result of the transactions contemplated by the Merger Agreement, the Registrant has terminated any and all offerings and sales of securities pursuant to the Registration Statements. In accordance with the undertakings made by the Registrant in each Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities of the Registrant registered under such Registration Statement which remain unsold at the termination of the offering, the Registrant hereby terminates the effectiveness of each Registration Statement and removes from registration all of the securities that remain unsold under each Registration Statement as of the date hereof, if any. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities. After giving effect to these Post-Effective Amendments, there will be no remaining securities registered by the Registrant pursuant to the Registration Statements.

The foregoing description of the Merger, the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the Merger Agreement, which is attached as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 6, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on May 18, 2026.

SOLENO THERAPEUTICS, INC.

By:	/s/ Darin M. Lippoldt
Name: Darin M. Lippoldt
Title: President and Secretary

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.